Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350
The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:
(i) the Form 10-Q for the quarterly period ended May 31, 2009 of the Company, as amended by Amendment No. 1, (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 15, 2009

By:	/s/ STEVEN G. MURDOCK Chief Executive Officer